CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296191 on Form S-6 of our report dated July 24, 2026, relating to the financial statement of FT 13092, comprising Market Strength Allocation Opportunity Portfolio, Series 39, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 24, 2026